Exhibit 10.2

Project Agreement

Between

Domain Extremes Inc

And

Guangzhou Sunnasia Digital Technology Co. Ltd.

on January 11, 2008

SoWhat.asia Website Development

This AGREEMENT (this "Agreement") is made as of this  day of January 11, 2008 ("Effective Date") between Domain Extremes Inc with offices at 602 Nan Fung Tower, 173 Des Voeux Road Central, Central District, Hong Kong (“the Client”), and Guangzhou Sunnasia Digital Technology Co. Ltd. a company whose registered office is situated at Room 1202, Block 7, North Street, Hongjing Garden, North Chigang Road, Guangzhou 510310, China (“the Contractor”).

Where as:

A.	The Contractor is an information technology company providing website development services.

B.	The Client is interested in development websites of various nature and contents.

C.	This agreement states that The Client wishes to engage the Contractor to provide services for the development of the website known as www.SoWhat.asia (“the Website”) as set out in Schedule 1.

1.	The Contractor’s Duties

•	Work with the Client in the design, development, testing, launching and support of the website according to the Client’s requirements,
•	Provide relevant content to be incorporated into promotional material.
•	Conduct trainings to the Client in managing of the website.
•	Provide the source code and technical support to the Client or other designated party so that the related party can continue the development when required.
•	Project details committed by the Contractor will be stated in Schedule 1.

2.	The Client’s Obligations

•	The Client shall allow the Contractor to have access to such information and documents as it may reasonably request for the proper performance of its obligations hereunder.
•	To pay the agreed fee as set out in Schedule 2 to the Contractor.

3.	Ownership of project materials

•	The source code and other materials and documents provided by the Clients shall remain the exclusive property of the Client and shall vest in the Client at the time they are created.

•

In the event and to the extent that any of the materials or the copyright therein is deemed for any reason not to vest in the Client, upon request by the Client, the Contractor shall forthwith assign or otherwise transfer the same to the Client free of any encumbrance or compensation to the Contractor.

•

Upon request by the Client, and in the event upon the expiration or termination of this Agreement, the Contractor shall at its expense promptly deliver to the Client all copies of the materials and documents then in the Contractor’s custody, control or possession.

•	The provisions of this Clause shall survive the expiration or termination of this Agreement.

4.	Fees and expenses

•	The Client shall pay the Contractor the fees at the time and in the manner specified in Schedule 2.

•	The Contractor agrees, upon request by the Client, to provide contingency services to the Client.

5.	Confidential information

•	The Contractor shall not use or divulge or communicate to any person (other than those whose province it is to know the same or with the authority of the Client):

-

any confidential information concerning the products, customers, business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Client which may come to the Contractor’s knowledge in the course of developing the Website;

-	any information concerning the Website;

-	the materials or the substance of any report, recommendation, advice or test made, given or undertaken by the Contractor in connection with its duties hereunder.

•	The Contractor shall use its best endeavours to prevent the unauthorised publication or disclosure of any such information or documents.
•	The Contractor shall ensure that its employees, agents and sub-contractors are aware of and comply with the confidentiality and non-disclosure provisions contained in this Clause.

•

If the Contractor becomes aware of any breach of confidence by any of its employees, agents or sub-contractors it shall promptly notify the Client and give the Client all reasonable assistance in connection with any proceedings which the Client may institute against any such persons.

•

The provisions of this Clause shall survive the expiration or termination of this Agreement but the restrictions shall cease to apply to any information which may come into the public domain otherwise than through unauthorised disclosure by the Contractor, its employees, agents or sub-contractors.

6.	Assignment

•	The Contractor shall not be entitled to assign or sub-contract any of its rights or obligations under this Agreement.
•

The Contractor shall be entitled (subject to the prior written approval of the Client, which shall not be unreasonably withheld or delayed) to engage the services of independent contractors of its own to assist it with its duties hereunder; Provided that the Contractor:

-	shall not be relieved from any of its obligations hereunder by engaging any such independent contractor;
-	shall secure binding obligations from any such independent contractor so as to ensure that the Contractor can comply with its obligations under this Agreement

7.	Effect of termination

•	On the expiration or termination of this Agreement :
-

all rights and obligations of the parties under this Agreement shall automatically terminate except for such rights of actions as shall have accrued prior thereto and any obligations which expressly or by implication are intended to come into or continue in force on or after such expiration or termination;

-	the Client shall pay the Contractor for all unpaid charges and reimbursable expenses accrued up to the date of expiration or termination;
-

the Contractor shall give the Client, at its request, all reasonable co-operation in transferring all sub-contracts made by the Contractor hereunder to the extent that sub contractors approve and provided that the Contractor is fully released from its obligations in relation thereto.

8.	Notices

•

All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other addresses as the recipient may designate by notice given in accordance with the provisions of this Clause.

•

Any such notice may be delivered by hand or pre-paid letter or facsimile and shall be deemed to have been served by hand when delivered, if by post 48 hours after posting and if by facsimile when despatched.

9.	General

•

The Contractor is an independent contractor and nothing in this Agreement shall render it an agent or partner of the Client and the Contractor shall not hold itself out as such. The Contractor shall not have any right or power to bind the Client to any obligation.

•	This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and shall be governed by and construed in accordance with the laws of Hong Kong.
•	No waiver or amendment of any provision of this Agreement shall be effective unless made by a written instrument signed by both parties.

•
EXECUTED under hand in three originals the day and year first before written.

SIGNED for and on behalf of the Client

By

Signature

Title

Witness

SIGNED for and on behalf of the Contractor

By

Signature

Title

Witness

Schedule 1

Project details committed by the Contractor

Services to be provided
Website Creative Design

1.     The website designed in an easy-to-learn and user friendly manner. Attractive look and feel with optimize graphics and animation file sizes for loading consideration. The website will optimize for web browsers - Internet Explorer 4 or above, Fire Fox, Safari, Opera and Chrome.

2.     The website will be presented in 2 character sets, namely, English and Traditional Chinese.

3.     Animated elements will be employed wherever appropriate,.

4.     Banners of different sizes will be incorporated.

Technical Development

1  The Content Management System

1.1    The Website will have a Content Management System (CMS) which will allow administrators to control updating of the content.

1.2    The CMS will be developed with industry standards PHP + APACHE + MYSQL, and can support different group of users for updating different type of contents.

1.3    All the CMS functions will be performed with a standard browser.

1.4    The Website will be able to upload and display content in Unicode independent of the character setting.

2  Membership Module

2.1    The Website will have a user registration and management system to create new user accounts, edit existing user information, remove accounts, track activities and perform other relevant operations.

2.2    The Website will have the ability to generate email notifications to subscribers when there is updated content.

3   Banner Management

3.1    The Website will support posting, editing, deleting, tracking or other relevant operations on the banners throughout the website.

3.2    The Website will support normal banner types including but not limited to gif, jpeg, flash and bmp banners. Moreover, both static and rotating banner are supported.

Hosting

1.     Provide website hosting and related program for 18 months.

2.     At the end of the hosting period, will provide all the technical details on installing the system in a dedicated server to be provided the Client.

Documentation

1.     Will provide documentation and manuals for website users and website administrator.

2.     Will also provide manual for website core API and database structure description.

3.     Will provide manual for installing the website in a clean server.

Schedule 2

Contractor’s fees and expenses and time of payment

The Contract fee will be paid in three instalments as shown in the table below:

FEE SCHEDULE

Date	Item Total(RMB)
Upon signing of the Contract	6,000
Start of acceptance test	6,000
Completion of acceptance test	6,000
Total	18,000